Exhibit 4(4)

June 19, 2003

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil Registration Statement on Schedule B

Ladies and Gentlemen:

I, the Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed the above-referenced Registration Statement (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”), including the Prospectus constituting a part thereof, the form of the Fiscal Agency Agreement including the forms of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003 (the “Fiscal Agency Agreement”) previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement and the form of the Underwriting Agreement (the “Underwriting Agreement”) previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, pursuant to which Brazil is registering certain debt securities and warrants to purchase such debt securities (collectively, the “Securities”).

The issuance of the Securities has been authorized pursuant to Resolution No. 57 dated November 10, 1995 of the Federal Senate of Brazil, as amended by Resolution No. 51 dated June 10, 1997 of the Federal Senate of Brazil, Resolution No. 23 dated June 29, 1999 of the Federal Senate of Brazil, Resolution No. 74 dated December 19, 2000 of the Federal Senate of Brazil and Resolution No. 34 dated June 28, 2002 of the Federal Senate of Brazil, and Resolution No. 69 dated September 12, 1996 of the Federal Senate of Brazil.

It is my opinion that the Securities have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered to and paid for by the underwriters pursuant to the Underwriting Agreement, the Prospectus (including, without limitation, the applicable Prospectus Supplement and Pricing Supplement) and any amendment or supplement thereto, the Securities will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

Minister of Finance

June 19, 2003

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of the Securities” in the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ DANIEL RODRIGUES ALVES

Daniel Rodrigues Alves
Deputy Attorney General of the National Treasury of Brazil